EXHIBIT 21

                           Subsidiaries of the Issuer
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Subsidiary                                        Jurisdiction of Incorporation
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Migration Development Limited ("Migration")       British Virgin Islands
(Wholly-owned)
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Shenzhen Rayes Electronic Network System Co.,     Sino-foreign joint venture
Ltd. (90% owned by Migration)                     registered in China
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Shanghai Shangyi Science and Trade Information    China
Consulting Co., Ltd. (70% owned by Migration)
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